SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 24, 2004 (March 24, 2004)
Date of Report (Date of earliest event reported):

Affordable Residential Communities Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-31987 (Commission File Number)	84-1477939 (IRS Employer Identification Number)

600 Grant Street, Suite 900, Denver, Colorado (Address of Principal Executive Offices)	80203 (Zip Code)

(303) 383-7500
Registrant's telephone number, including area code:

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

        Affordable Residential Communities Inc. (the "Company") is furnishing the following information pursuant to Regulation FD:

        Management estimates that the Company's funds from operations available to common stockholders ("FFO") for the twelve month period ending March 31, 2005 will be in the range of $1.50 to $1.63 per share.

        Chairman and Chief Executive Officer Scott D. Jackson stated that the Company's FFO for this period were "on or ahead of schedule." Mr. Jackson also indicated that the Company's efforts to sell manufactured homes to its current rental home residents were "getting great traction" and that he was optimistic that the Company's sales of manufactured homes for the first twelve months following completion of its initial public offering would be "higher than originally predicted."

        Additionally, Mr. Jackson stated that the Company's rental home program "got back some strength" over the past two months, and that the integration of the manufactured home communities acquired from Hometown America, L.L.C. "seems to be occurring without delay." Mr. Jackson further noted that "wholesale home prices have increased because of raw material cost" but that the Company is attempting to negotiate consignment arrangements for manufactured homes to alleviate the pressure of this price increase on the Company's balance sheet. Mr. Jackson indicated that, within two to three weeks, the Company's manufactured home sales activities should be "fully operational."

        The difference between the Company's FFO per share and the Company's earnings per share ("EPS") is rental property depreciation and amortization. The Company's estimate of EPS for the twelve month period ending March 31, 2005 is in the range of $0.07 to $0.15 per share, and the Company's estimate of FFO for the same period reconciles to this EPS estimate as a result of estimated rental property depreciation and amortization in the range of $1.43 to $1.48 per share.

        As defined by the National Association of Real Estate Investment Trusts, FFO represents income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company's financial performance or as an alternative to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to pay dividends or make distributions.

        The forward-looking statements contained above are subject to certain risks and uncertainties including, but not limited to, general risks affecting the real estate industry; the Company's ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company's assumptions on rental home and home sales and financing activity; completion of pending acquisitions, if any, and timing with respect thereto; the Company's growth and expansion into new markets or to integrate acquisitions successfully; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.

        This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. The filing of this Form 8-K does not constitute an admission as to the materiality of any information contained in this report or that the information contained herein is material investor information that is not otherwise publicly available. The Company does not intend to update the estimates contained herein or to release other FFO or EPS estimates in the future.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
Date: March 24, 2004
	By:	/s/ SCOTT D. JACKSON Scott D. Jackson Chairman and Chief Executive Officer